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HANCOCK FABRICS, INC.                                                 EXHIBIT 11
COMPUTATION OF EARNINGS PER SHARE
(unaudited)

- -----------------------------------------------------------------------------------------------------------------
(dollars in thousands, except for
  per share amounts)                                            Thirteen Weeks Ended      Twenty-six Weeks Ended
                                                              ------------------------  -------------------------
                                                                July 28,     July 30,     July 28,     July 30,
                                                                  1996         1995         1996         1995
- -----------------------------------------------------------------------------------------------------------------
Primary earnings per share

  Net earnings                                                $    1,312   $      843    $    2,948    $    2,141
                                                              ==========   ==========    ==========    ==========

  Weighted average number of common shares
   outstanding during period                                  21,691,245   21,587,901    21,591,689    21,489,967

  Additional shares attributable to common
   stock equivalents                                             313,843      109,868       309,978       134,739

  Shares attributable to tax effect of restricted stock
   and related deferred compensation                            (236,365)    (486,200)     (244,703)     (463,040)
                                                              ----------   ----------    ----------    ----------

                                                              21,768,723   21,211,569    21,656,964    21,161,666
                                                              ==========   ==========    ==========    ==========

  Earnings per share                                          $     0.06   $     0.04    $     0.14    $     0.10
                                                              ==========   ==========    ==========    ==========

- -------------------------------------------------------------------------------------    ------------------------

Fully diluted earnings per share

  Net earnings                                                $    1,312   $      843    $    2,948    $    2,141
                                                              ==========   ==========    ==========    ==========

  Weighted average number of common shares
   outstanding during period                                  21,691,245   21,587,901    21,591,689    21,489,967

  Additional shares attributable to common
   stock equivalents                                             315,708      179,067       319,579       166,367

  Shares attributable to tax effect of restricted stock
   and related deferred compensation                            (236,365)    (482,717)     (244,633)     (463,040)
                                                              ----------   ----------    ----------    ----------

                                                              21,770,588   21,284,251    21,666,635    21,193,294
                                                              ==========   ==========    ==========    ==========

  Earnings per share                                          $     0.06   $     0.04    $     0.14    $     0.10
                                                              ==========   ==========    ==========    ==========
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